UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 18, 2023

THE BOEING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-442	91-0425694
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

929 Long Bridge Drive, Arlington, VA	22202
(Address of principal executive offices)	(Zip Code)

(703) 414-6338

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.00 Par Value	BA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

The Boeing Company (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K filed on April 19, 2023 for the sole purpose of disclosing the Company’s decision regarding how frequently it will conduct future shareholder advisory votes to approve the compensation of the Company’s named executive officers (“Say- on-Pay”).

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously reported, in a non-binding advisory vote on the frequency of future Say-on-Pay votes held at the Company’s 2023 Annual Meeting of Shareholders, a majority of the Company’s shareholders that voted on the matter indicated a preference to hold future Say-on-Pay votes every year. Consistent with the recommendation of the Board of Directors and the vote of the shareholders, the Company will continue to hold future advisory votes on named executive officer compensation on an annual basis until the occurrence of the next advisory vote on the frequency of Say-on-Pay votes, which is required to occur no later than the Company’s 2029 Annual Meeting of Shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By:	/s/ John C. Demers
John C. Demers
Vice President, Assistant General Counsel and Corporate Secretary

Dated: September 22, 2023